Exhibit 23.2

Consent of Independent Auditor

Strategic Storage Growth Trust II, Inc.

Ladera Ranch, California

We hereby consent to the use in the proxy statement and prospectus constituting a part of this Registration Statement on Form S-4 of our report dated April 1, 2022, relating to the consolidated financial statements of Strategic Storage Growth Trust II, Inc., which appears in the proxy statement and prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement and prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

April 1, 2022